Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-99638, 333-25277, 333-40307, 333-32318, 333-41384, 333-53776, 333-57378, 333-73982, 333-100837, 333-109627, 333-113200, 333-119640, 333-125448, 333-128098, 333-133564, 333-138337, 333-139835, 333-147034, 333-149375, 333-154867, 333-162696, 333-167619, 333-170089, 333-172081, 333-178213, 333-184259, 333-185216, 333-186967, 333-192564, 333-200586, 333-208309, 333-209570, 333-214886, 333-219061, 333-220230, 333-221809 333-228464, 333-232187, 333-234762, 333-248480, 333-259520, 333-261465, and 333-265648 on Form S-8 and Registration Statement Nos. 333-26163, 333-74979, 333-41386, 333-253726, 333-223154, 333-208311, and 333-185217 on Form S-3 of our reports dated June 14, 2023, relating to the consolidated financial statements of NetApp, Inc. and the effectiveness of NetApp, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended April 28, 2023.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 14, 2023